Exhibit 99.1

Funko Reports Fourth Quarter and Fiscal 2018 Financial Results

Fourth Quarter Sales Increased 38% to $233 Million

EVERETT, Wash. February 28, 2019-- Funko, Inc. ("Funko,” or the “Company”) (Nasdaq: FNKO), a leading pop culture consumer products company, today reported its consolidated financial results for the fourth quarter and fiscal year ended December 31, 2018.

Fourth Quarter 2018 Highlights

•	Net sales increased 38% to $233.2 million
•	Gross profit[1] increased 29% to $85.7 million
•	Gross margin[1] decreased 260 basis points to 36.7%
•	Income from operations increased 57% to $30.5 million
•	Net income increased 128% to $17.1 million and earnings per diluted share were $0.23
•	Adjusted pro forma net income[2] improved 127% or $12.6 million to $22.5 million and adjusted pro forma earnings per diluted share[2] were $0.44, up 120% over the prior year
•	Adjusted EBITDA[2] increased 42% to $44.8 million

Fiscal 2018 Highlights

•	Net sales increased 33% to $686.1 million
•	Gross profit[1] increased 30% to $258.0 million
•	Gross margin[1] decreased 90 basis points to 37.6%
•	Income from operations increased 51% to $63.5 million

[1]

Gross profit is calculated as net sales less cost of sales (excluding depreciation and amortization).   Gross margin is calculated as net sales less cost of sales (excluding depreciation and amortization) as a percentage of net sales.

[2]

Adjusted pro forma net income, adjusted pro forma earnings per diluted share, EBITDA and adjusted EBITDA are non-GAAP measures. For a reconciliation of adjusted pro forma net income, adjusted pro forma earnings per diluted share, EBITDA and adjusted EBITDA to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release.

•	Net income increased 406% to $28.3 million and earnings per diluted share were $0.37
•	Adjusted pro forma net income[2] improved 138% or $24.1 million to $41.5 million and adjusted pro forma earnings per diluted share[2] were $0.82
•	Adjusted EBITDA[2] increased 29% to $116.2 million

“Once again, Funko had a terrific quarter and full year, significantly exceeding our own expectations,” said Brian Mariotti, Funko’s CEO. “Our balanced sales growth resulted from our growing base of entertainment properties, enhanced retail presence and expansion of our product categories and geographic markets.”

“In order to better serve our retail customers and our fans, we consciously made in-quarter decisions to better meet the strong demand we saw for our products. Some of these decisions reduced our gross margin, but allowed us to enlarge our market and satisfy better-than-expected demand for our products. For 2019, we expect our sales growth target to be 18% to 20%, as we see greater opportunities for growth, and we plan to continue to make investments to improve our operations and efficiencies over the longer term.”

Fourth Quarter 2018 Financial Results

Net sales increased 38% to $233.2 million in the fourth quarter of 2018 from $169.5 million in the fourth quarter of 2017.  The increase was driven by strong and balanced demand for the Company’s products, across a broader number of properties.

In the fourth quarter of 2018, the number of active properties increased 34% to 583 from 435 and net sales per active property increased 3%. On a geographical basis, net sales in the United States increased 30% to $158.8 million and net sales internationally increased 58% to $74.5 million with strong growth across the globe. On a product category basis, the growth in net sales was balanced across figures and the Company’s other products.  Net sales of figures increased 38% to $188.3 million and net sales of other products increased 37% to $45.0 million versus the fourth quarter of 2017.

The tables below show the breakdown of net sales on a geographical and product category basis (in thousands):

	Three Months Ended December 31,		Period Over Period Change
	2018	2017	Dollar	Percentage
Net sales by geography:
United States	$158,770	$122,305	$36,465	29.8%
International	74,454	47,169	27,285	57.8%
Total net sales	$233,224	$169,474	$63,750	37.6%

	Three Months Ended December 31,		Period Over Period Change
	2018	2017	Dollar	Percentage
Net sales by product:
Figures	$188,261	$136,552	$51,709	37.9%
Other	44,963	32,922	12,041	36.6%
Total net sales	$233,224	$169,474	$63,750	37.6%

Gross margin1 in the fourth quarter of 2018 decreased 260 basis points to 36.7% compared to 39.3% in the fourth quarter of 2017. The lower gross margin1 in the fourth quarter of 2018 compared to the fourth quarter of 2017 was impacted by a number of factors including an increase in non-compliance chargebacks, an increase in shipping and freight costs and an increase in the effective royalty rate recognized in the quarter.  Additionally, the decrease in gross margin1 was also driven by a reduction made earlier in 2018 in the pricing to some European customers to align pricing on a global basis and an increase in shipments directly from the Company’s factories for which it generally provide sales discounts.

SG&A expenses increased 20% to $45.0 million in the fourth quarter of 2018 from $37.5 million in the fourth quarter of 2017. The majority of the increase was driven by growth in the business, including expenses associated with the Company’s distribution operations in Europe, our Loungefly operations and growth in personnel at Funko Animation Studios. More specifically, personnel and commission expenses increased $3.7 million, primarily driven by the higher sales achieved as well as the buildout of the Company’s sales, operating and administrative teams worldwide; facilities and rent expenses increased $2.3 million, as a result of the Company’s continued expanded operations and equity-based compensation increased $2.1 million. These increases were partially offset by a decrease in professional and consulting fees of $2.3 million.

Depreciation and amortization expense increased 11% to $10.2 million in the fourth quarter of 2018 from $9.2 million in the fourth quarter of 2017. The majority of the increase was from higher depreciation on mold and tooling costs as the Company continues to expand its product offerings and make leasehold improvements at its corporate offices and warehouse facilities.

Net interest expense decreased 34% to $4.5 million in the fourth quarter of 2018 from $6.9 million in the fourth quarter of 2017 due to lower debt levels and lower rates on borrowings.

The Company ended the fourth quarter of 2018 with net debt of $233.8 million, which includes total debt of $247.3 million less cash and cash equivalents of $13.5 million. See additional information regarding net debt under “Non-GAAP Financial Measures” below. Inventory was $86.6 million on December 31, 2018, versus $79.1 million on December 31, 2017.

2019 Outlook

For the full year 2019, the Company expects net sales to be in a range of $810 million to $825 million. Adjusted EBITDA2 is expected to be in a range of $133 million to $143 million. Adjusted pro forma earnings per share2 is expected to be in a range of $1.05 to $1.15 per share and is based on estimated adjusted pro forma average diluted shares outstanding of 53.5 million for the full year 2019.

Adjusted EBITDA and Adjusted Pro Forma EPS are non-GAAP measures. A table at the end of this release reconciles its outlook for the full year 2019 Adjusted EBITDA and Adjusted Pro Forma EPS guidance to the most directly comparable U.S. GAAP financial measures.  Please refer to the “Non-GAAP Financial Measures” section of this press release.

Subsequent Events

In February 2019, the Company acquired 100% of the membership interests of Forrest-Pruzan Creative LLC, an acclaimed board game development studio, which will operate under the name “Funko Games”.

In February 2019, under the terms of its existing credit agreement, the Company increased the capacity of its revolving credit facility from $50.0 million to $75.0 million.

Conference Call and Webcast

The Company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, February 28, 2019, to further discuss its fourth quarter results. Investors and analysts can participate on the conference call by dialing (877) 407-9039 or (201) 689-8470. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at https://investor.funko.com/. The replay of the webcast will be available for one year.

About Funko

Headquartered in Everett, Washington, Funko is a leading pop culture consumer products company. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at https://funko.com/, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).

Presentation

This press release presents historical results of Funko, Inc. for the fourth quarter and year ended December 31, 2018 and for the fourth quarter ended December 31, 2017, and of Funko Acquisition Holdings, LLC (“FAH, LLC”), the predecessor of Funko, Inc. for financial reporting purposes, for the year ended December 31, 2017. The initial public offering (“IPO”) and related reorganization transactions (the “Transactions”) that occurred on or before November 6, 2017 resulted in the Company being the sole managing member of FAH, LLC. As a result, the Company consolidates the financial results of FAH, LLC and reports a non-controlling interest in its consolidated financial statements. Accordingly, the historical results of FAH, LLC do not purport to reflect what the results of operations of Funko, Inc. would have been had the Company’s IPO and related transactions occurred prior to such periods. As the Transactions are considered transactions among entities under common control, the financial statements for the periods prior to the IPO and related transactions have been adjusted to combine the previously separate entities for presentation purposes. Unless otherwise indicated, all financial comparisons in this press release compare our financial results from the fourth quarter of 2018 to our financial results from the fourth quarter of 2017.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results, the underlying trends in our business, growing demand for our products, our potential for growth, plans for investments in our business and future opportunities. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to maintain and realize the full value of our license agreements; the ongoing level of popularity of our products with consumers; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; risks associated with our international operations; changes in U.S. tax law; foreign currency exchange rate exposure; the possibility or existence of global and regional economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data to be compromised; the influence of our significant stockholder, ACON, and the possibility that ACON’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and the potential that we will fail to establish and maintain effective internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the third quarter of 2018 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations:

Sean McGowan, Liolios

FNKO@liolios.com

949-574-3860

Media:

Jessica Piha, Funko

jessicap@funko.com

425-783-3616

Funko, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands, except per share data)
Net sales	$233,224	$169,474	$686,073	$516,084
Cost of sales (exclusive of depreciation and amortization shown separately below)	147,526	102,926	428,062	317,379
Selling, general, and administrative expenses	45,015	37,532	155,321	120,944
Acquisition transaction costs	-	419	28	3,641
Depreciation and amortization	10,204	9,220	39,116	31,975
Total operating expenses	202,745	150,097	622,527	473,939
Income from operations	30,479	19,377	63,546	42,145
Interest expense, net	4,509	6,868	21,739	30,636
Loss on extinguishment of debt	4,547	5,103	4,547	5,103
Other (income) expense, net	1,488	(589)	4,082	(734)
Income before income taxes	19,935	7,995	33,178	7,140
Income tax expense	2,818	494	4,867	1,540
Net income	17,117	7,501	28,311	5,600
Less: net income attributable to non- controlling interests	11,107	1,875	18,955	1,875
Net income attributable to Funko, Inc.	$6,010	$5,626	$9,356	$3,725

Earnings per share of Class A common stock (1):
Basic	$0.24	$0.04	$0.39	$0.04
Diluted	$0.23	$0.04	$0.37	$0.04
Weighted average shares of Class A common stock outstanding (1):
Basic	24,821	23,338	23,821	23,338
Diluted	26,607	50,635	25,560	50,635

(1)	Basic and diluted earnings per Class A common stock is applicable only for the period after the Company’s initial public offering.

Funko, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
	2018	2017
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$13,486	$7,728
Accounts receivable, net	148,627	115,478
Inventory	86,622	79,082
Prepaid expenses and other current assets	11,904	21,727
Total current assets	260,639	224,015

Property and equipment, net	44,296	40,438
Goodwill	112,818	110,902
Intangible assets, net	233,645	250,649
Deferred tax asset	7,346	51
Other assets	4,275	4,258
Total assets	$663,019	$630,313

Liabilities and Stockholders' Equity
Current liabilities:
Line of credit	$20,000	$10,801
Current portion long-term debt, net of unamortized discount	10,593	7,928
Accounts payable	36,130	53,428
Income taxes payable	4,492	2,268
Accrued royalties	39,020	25,969
Accrued expenses and other current liabilities	27,621	27,032
Current portion of contingent consideration	—	2,500
Total current liabilities	137,856	129,926

Long-term debt, net of unamortized discount	216,704	215,170
Deferred tax liability	5	588
Liabilities under tax receivable agreement, net of current portion	6,504	—
Deferred rent and other long-term liabilities	5,584	3,474

Commitments and contingencies

Stockholders' equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 24,960 shares and 23,338 shares issued and outstanding as of December 31, 2018 and 2017, respectively	2	2
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 23,584 shares and 24,976 shares issued and outstanding as of December 31, 2018 and 2017, respectively	2	2
Additional paid-in-capital	146,408	129,320
Accumulated other comprehensive income	(171)	802
Retained earnings	10,397	1,041
Total stockholders' equity attributable to Funko, Inc.	156,638	131,167
Non-controlling interests	139,728	149,988
Total stockholders' equity	296,366	281,155
Total liabilities and stockholders' equity	$663,019	$630,313

Funko, Inc. and Subsidiaries

Non-GAAP Financial Measures

Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA are not measurements of our financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss), earnings per share or any other performance measure derived in accordance with U.S. GAAP. We define Adjusted Pro Forma Net Income as net income attributable to Funko, Inc. adjusted for the reallocation of income attributable to non-controlling interests from the assumed exchange of all outstanding common units and options in FAH, LLC (or the common unit equivalent of profit interests in FAH, LLC for periods prior to the IPO) for newly issued-shares of Class A common stock of Funko, Inc. and further adjusted for the impact of certain non-cash charges and other items that we do not consider in our evaluation of ongoing operating performance.  These items include, among other things, reallocation of net income attributable to non-controlling interests, monitoring charges, loss on extinguishment of debt, non-cash charges related to equity-based compensation programs, earnout fair market value adjustments, inventory step-ups, acquisition transaction costs, certain severance costs, foreign currency transaction gains and losses and other unusual or one-time items, and the income tax expense (benefit) effect of (1) these adjustments and (2) the pass-through entity taxable income as if the parent company was a subchapter C corporation in periods prior to the IPO.  We define Adjusted Pro Forma Earnings per Diluted Share as Adjusted Pro Forma Net Income divided by the weighted-average shares of Class A common stock outstanding, assuming (1) the full exchange of all outstanding common units and options in FAH, LLC (or the common unit equivalent of profits interest in FAH, LLC for periods prior to the IPO) for newly issued-shares of Class A common stock of Funko, Inc. and (2) the dilutive effect of stock options and unvested common units, if any. We define EBITDA as net income (loss) before interest expense, net, income tax expense (benefit), depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for monitoring fees, non-cash charges related to equity-based compensation programs, earnout fair market value adjustments, inventory step-ups, loss on extinguishment of debt, certain severance costs, acquisition transaction costs, foreign currency transaction gains and losses and other unusual or one-time items.  We caution investors that amounts presented in accordance with our definitions Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA in the same manner. We present Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.  Management uses Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations; for planning purposes, including the preparation of our internal annual operating budget and financial projections; as a consideration to assess incentive compensation for our employees; to evaluate the performance and effectiveness of our operational strategies; and to evaluate our capacity to expand our business.

By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our senior secured credit facilities use Adjusted EBITDA to measure our compliance with covenants such as senior leverage ratio. Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in this press release as indicators of financial performance. Some of the limitations are:

  • such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

  •such measures do not reflect changes in, or cash requirements for, our working capital needs;

•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

  •although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and

• other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only supplementally. As noted in the table below, Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share and Adjusted EBITDA include adjustments for non-cash charges related to equity-based compensation programs, earnout fair market value adjustments, inventory step-ups, loss on extinguishment of debt, acquisition transaction costs, certain severance costs, foreign currency transaction gains and losses, and other unusual or one-time items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. In addition, Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share and Adjusted EBITDA include adjustments for other items, such as monitoring fees, that we do not expect to regularly record following our IPO. Each of the normal recurring adjustments and other adjustments described herein and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

In addition, this press release refers to the non-GAAP financial measure Net Debt, which consists of total debt as reported on the consolidated balance sheet less cash and cash equivalents. Management believes that Net Debt provides useful information to investors because it shows the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

The following tables reconcile Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Diluted Share, EBITDA and Adjusted EBITDA to the most directly comparable U.S. GAAP financial performance measure:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands, except per share data)
Net income (loss) attributable to Funko, Inc.	$6,010	$5,626	$9,356	$3,725
Reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	11,107	1,875	18,955	1,875
Monitoring fees (2)	—	206	—	1,676
Equity-based compensation (3)	3,390	1,246	9,140	5,574
Loss on extinguishment of debt	4,547	5,103	4,547	5,103
Earnout fair market value adjustment (4)	—	—	—	30
Inventory step-up (5)	—	552	—	3,182
Acquisition transaction costs and other expenses (6)	700	1,025	3,391	5,336
Certain severance costs (7)	—	—	1,031	—
Foreign currency transaction loss (gain) (8)	1,488	(588)	4,082	(733)
Income tax expense (9)	(4,697)	(5,131)	(8,975)	(8,345)
Adjusted pro forma net income	22,545	9,914	41,527	17,423

Weighted-average shares of Class A common stock outstanding-basic	24,821	23,338	23,821	23,338
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	26,054	27,297	26,858	27,297
Adjusted pro forma weighted-average shares of Class A stock outstanding - diluted	50,875	50,635	50,679	50,635
Adjusted pro forma earnings per diluted share	$0.44	$0.20	$0.82	$0.34

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$17,117	$7,501	$28,311	$5,600
Interest expense, net	4,509	6,868	21,739	30,636
Income tax expense	2,818	494	4,867	1,540
Depreciation and amortization	10,204	9,220	39,116	31,975
EBITDA	$34,648	$24,083	$94,033	$69,751
Adjustments:
Monitoring fees (2)	—	206	—	1,676
Equity-based compensation (3)	3,390	1,246	9,140	5,574
Loss on extinguishment of debt	4,547	5,103	4,547	5,103
Earnout fair market value adjustment (4)	—	—	—	30
Inventory step-up (5)	—	552	—	3,182
Acquisition transaction costs and other expenses (6)	700	1,025	3,391	5,336
Certain severance costs (7)	—	—	1,031	—
Foreign currency transaction gain (8)	1,488	(588)	4,082	(733)
Adjusted EBITDA	$44,773	$31,627	$116,224	$89,919

(1)

Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests.

(2)

Represents monitoring fees paid pursuant to a management services agreement with ACON that was entered into in connection with the ACON Acquisition, which terminated upon the consummation of the IPO in November 2017.

(3)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards.
(4)	Reflects the increase in the fair value of contingent liabilities incurred in connection with the Underground Toys acquisition
(5)	Represents a non-cash adjustment to cost of sales resulting from the Underground Toys and Loungefly acquisitions.
(6)

Represents legal, accounting, and other related costs incurred in connection with the IPO, acquisitions and other transactions. Included for the twelve months ended December 31, 2018 is a one-time $2.0 million consent fee related to certain existing license agreements and $0.7 million for the recognition of a pre-acquisition contingency related to our Loungefly acquisition.

(7)	Represents severance costs incurred in connection with the departure of certain members of senior management, including the founders of Loungefly.
(8)	Represents both unrealized and realized foreign currency (gains) losses on transactions other than in U.S. dollars.
(9)

Represents the income tax expense (benefit) effect of (i) the above adjustments and (ii) the pass-through entity taxable income as if the parent company were a subchapter C corporation in periods prior to the IPO. This adjustment uses an effective tax rate of 25% for the three and twelve months ended December 31, 2018 and 36.2% for the three and twelve months ended December 31, 2017, respectively.

Guidance Reconciliation of Net Income to EBITDA, Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Diluted Share

	Estimated Range for the Year Ending December 31, 2019
	(In millions except per share amounts)
Net income	$47.3	$50.8
Interest expense, net	16.0	17.0
Income tax expense	11.5	13.0
Depreciation and amortization	46.0	48.0
EBITDA	$120.8	$128.8
Adjustments:
Equity-based compensation (1)	12.0	14.0
Acquisition transaction costs and other expenses (2)	0.3	0.3
Adjusted EBITDA	$133.0	$143.0

Net income	$47.3	$50.8
Equity-based compensation (1)	12.0	14.0
Acquisition transaction costs and other expenses (2)	0.3	0.3
Income tax expense (3)	(3.4)	(3.3)
Adjusted pro forma net income	$56.1	$61.8

Weighted-average shares of Class A common stock outstanding	25.5	25.5
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	28.0	28.0
Adjusted pro forma weighted-average shares of Class A stock outstanding - diluted	53.5	53.5

Adjusted pro forma earnings per diluted share	$1.05	$1.15

(1)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards.
(2)	Represents legal, accounting, and other related costs incurred in connection with potential and completed acquisitions and other transactions.
(3)

Represents the income tax expense (benefit) effect of (i) the above adjustments and (ii) the pass-through entity taxable income as if the parent company were a subchapter C corporation. This adjustment uses an effective tax rate of 25% for the year ended December 31, 2019.

Note:  The Company is not able to provide the expected impact of unrealized and realized foreign currency (gains) losses on transactions without unreasonable efforts because the calculation for that change is primarily driven by changes in foreign currency exchange rates, principally British pounds and euros.  Additionally, the impacts are also driven by fluctuations in product sales and operating expenses in each of those local currencies, which can fluctuate month to month.  Therefore, the Company’s Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Diluted Share for the year ending December 31, 2019, including the above adjustments, may differ materially from that forecasted in the table above.